Exhibit 16.1

Bagell, Josephs, Levine & Company, L.L.C.
406 Lippincott Drive, Suite J
Marlton, New Jersey 08053
Telephone (856) 355-5900

October 7, 2009

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

To Whom It May Concern:

We have read the statements made by China HGS Real Estate Inc. (copy attached), which we understand will be filed with the Securities and Exchange Commission, as part of the Form 8-K of China HGS Real Estate Inc. dated October 7, 2009. We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,

/s/ Bagell, Josephs, Levine & Company, L.L.C.
Bagell, Josephs, Levine & Company, L.L.C.